Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165964), as amended, and Form S-8 (No. 333-156516) of Virtus Investment Partners, Inc. of our report dated March 1, 2013 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

March 1, 2013

Boston, Massachusetts